Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Inception Mining, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated April 1, 2019, with respect to the financial statements of Inception Mining, Inc., in its registration statement on Form S-1 relating to the registration of 25,846,154 shares of common stock. We also consent to the reference of our firm under the caption “interests of named experts and counsel” in the registration statement.

Salt Lake City, UT

May 31, 2019